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                                   EXHIBIT 11
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                   SOUTHFIRST BANCSHARES, INC. AND SUBSIDIARY

             Statement Regarding Computation of Per Share Earnings


                                                              1996                             1995
                                                              ----                             ----
PRIMARY:
Average shares outstanding(1)                                853,537                          520,740
ESOP shares, unallocated
   and not committed to be released                          (42,540)                             __

Total                                                        810,997                          520,740
                                                           =========                         ========

Net Income (loss)                                          $ (16,656)                        $611,385
                                                           =========                         ========

Earnings (loss) per share                                  $    (.02)                        $   1.17

FULLY-DILUTED:

Average shares outstanding(1)                                853,537                          520,740
ESOP shares, unallocated
   and not committed to be released                          (42,540)                             __

Total                                                        810,997                          520,740
                                                           =========                         ========

Net Income (loss)                                          $ (16,656)                        $611,385
                                                           =========                         ========

Earnings (loss) per share                                  $    (.02)                        $   1.17

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(1)  The average shares outstanding is based on the issuance date of the initial public offering of February 13, 1995 and, therefore, only reflects the shares outstanding for 199 days. Weighted average shares outstanding in 1996 reflects shares outstanding, net of treasury shares, for the entire year.